UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Licont, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-177359	72-1621890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

316 California Avenue, Suite 890, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

800-330-8314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

Effective March 31, 2015, Bonnie Watson resigned from all officer position held with the registrant Licont Corp. (“Company”) including Chief Executive Officer and Chief Financial Officer, and as a director of the Company’s board of directors. This resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

Concurrently with Ms. Watson’s resignation, effective March 31, 2015, Frank J. Drechsler was appointed to serve as the Company’s sole officer, including Chief Executive Officer and Chief Financial Officer, and as a director filling a vacancy on the Company’s board of directors until his resignation or until his successor is elected and qualified. The Company has appointed Mr. Drechsler to serve as director due to his experience with public company reporting and accounting.

Prior to joining the Company, Mr. Drechsler had been Chief Executive Officer and Chairman to San West Inc. from 2003 to 2014 a publicly traded company in the powersports industry. Mr. Drechsler had also served as Chief Financial Officer and Secretary. From 2002 to 2013, Mr. Drechsler has been an officer and director of Krinner USA, Inc., a privately-held Nevada corporation, a company which markets and sells Christmas tree stands designed in Germany. Since July 2001, Mr. Drechsler has also been the President, Secretary and a Director of Finger Tip Drive, Inc., a Nevada corporation, which provides online computer data storage services. From October 1998 to May 2001, Mr. Drechsler was the President and a Director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow. In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations. During 1997, Mr. Drechsler was self-employed as a consultant and helped start-up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution.

Mr. Drechsler graduated from California State University, Fullerton in 1992 with a Bachelor of Science degree in International Business.  Mr. Drechsler was previously an officer and director of Zowcom, Inc. a Nevada corporation, JPAL, Inc., a Nevada corporation, and Expressions Graphics, Inc., a Nevada corporation, all of which are reporting companies.  Mr. Drechsler is not currently an officer or director of any other publicly reporting company.

The Company and Mr. Drechsler have not yet agreed upon compensation terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

LICONT, CORP.

DATED: April 2, 2015	By:	/s/ Frank J. Drechsler
Frank J. Drechsler
Chief Executive Officer